Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32429) pertaining to the Employee Investment Program of Federal-Mogul Corporation of our report dated June 22, 2007, with respect to the financial statements and schedule of the Federal-Mogul Corporation Employee Investment Program included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Detroit, Michigan

June 22, 2007